UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2025

AmeriServ Financial, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 15, 2025, AmeriServ Financial, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with SB Value Partners, L.P. (the “Advisor”). As of the date of the Agreement, the Advisor beneficially owns 1,352,404 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), or approximately 8.2% of outstanding shares of Common Stock.

Under the Agreement, the Advisor is engaged by the Company to perform, over the next four years, general consulting and advisory services related to the operations and business of the Company’s wealth management division, including in the areas of promoting business efficiencies and growth of assets under management. In consideration of such consulting and advisory services, the Company has agreed to issue to the Advisor, without additional consideration upon the occurrence of a Vesting Event (as defined below), 350,000 shares (the “Performance Fee Shares”) of the Common Stock. A “Vesting Event” under the Agreement means the occurrence of (i) the Common Stock trading at or above $5.00 per share on any trading day prior to April 15, 2029 or (ii) the occurrence of a “Change of Control” (as defined in the Cooperation Agreement (defined below)). If the Vesting Event has not occurred prior to the earlier of April 15, 2029 or the Termination Date (as defined below), the Company has no obligation to issue, and the Advisor will not be entitled to receive, the Performance Fee Shares. The issuance of the Performance Fee Shares will be subject to the receipt by the Advisor of applicable federal and state bank regulatory approvals specified in the Agreement. In addition, the Company will reimburse the Advisor for all of its reasonable out-of-pocket expenses incurred by or on behalf of the Advisor in connection with the Agreement.

The Agreement will remain in effect until the earlier of April 15, 2029 or the termination of the Cooperation Agreement (such date, the “Termination Date”). Either party may terminate the Agreement in the event of an uncured material breach of the Agreement by the other Party. The term of the Agreement may be extended at any time by mutual written agreement of the parties, with the Termination Date being extended for a corresponding timeframe.

Also, on April 15, 2025, the Company and the Advisor entered into an Amendment to Cooperation Agreement (the “Amendment”) pursuant to which the Cooperation Agreement, effective as of April 18, 2024 (the “Cooperation Agreement”), was amended to (i) increase the total ownership limitation from 9.9% to 14.9% and (ii) extend the term of the Cooperation Agreement to the later of (a) the date that immediately follows the closing of the period for submission of shareholder nominations of the Company’s 2029 annual meeting of shareholders or (b) the termination date of the Consulting Agreement.

The foregoing descriptions of the Agreement, the Cooperation Agreement, and the Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Agreement, the Cooperation Agreement and the Amendment, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the issuance of the Performance Fee Shares by the Company to the Advisor upon the occurrence of a Vesting Event from Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

10.1	Consulting Agreement, dated as of April 15, 2025, between AmeriServ Financial, Inc. and SB Value Partners, L.P.
10.2	Cooperation Agreement, dated as of April 18, 2024, between AmeriServ Financial, Inc. and SB Value Partners, L.P. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2024).
10.3	Amendment to Cooperation Agreement, dated as of April 15, 2025, between AmeriServ Financial, Inc. and SB Value Partners, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: April 16, 2025	By	/s/ Jeffrey A. Stopko
Jeffrey A. Stopko
President & Chief Executive Officer